Exhibit 10.14

SETTLEMENT AGREEMENT

This Settlement Agreement is effective as of June 9, 2006, and memorializes the settlement reached during mediation on June 9, 2006.

1. Definitions. The following terms shall have the indicated meanings:

a.	“Liberty” means “Liberty Renewable Fuels, LLC.

b.	“REC” means Renewable Energy Consultants, LLC.

c.	“Bateman” means Mark and Terri Bateman.

d.	“Chesak” means Rick and Susan Chesak.

e.	“Brearley” means Cyndi Brearley.

f.	“Lawsuit” means that certain lawsuit styled Liberty Renewable Fuels, L.L.C. v. Mark Bateman, Renewable Energy Consultants, L.L.C., Rick Chesak, and Cindy Brearley, Case No. 06-04131-C, and filed in the 35th Circuit Court of Shiawassee County, Michigan.

g.	“REC Parties” means all of REC, Bateman, Chesak, and Brearley.

h.	“Ethanol Refinery” means a refinery facility constructed in Gratiot County, Michigan or in another location in Michigan within 75 miles of Gratiot County, capable of manufacturing ethanol from distilling corn, as contemplated in that certain feasibility study, dated April of 2006, and prepared for Liberty by PRX (ProExporter Network).

i.	“Board Approval” means approval of the execution of this Settlement Agreement by the board of directors of Liberty, and the execution and delivery of this Agreement by Liberty.

j.

“Accelerating Event” shall mean and include any or all of the following: (a) the sale or other transfer of all or substantially all of the assets of Liberty, or the sale or other transfer of Liberty’s interest in the Ethanol Refinery project, in a transaction in which the acquiring entity does not assume all of Liberty’s obligations under this Agreement; (b) the sale or other transfer by all or substantially all of the members of Liberty of their interests in Liberty or their interests, if any, in the Ethanol Refinery project, in one transaction or in a series of related transactions; or (c) a merger of Liberty and as a result thereof, the Public Offering contemplated in Section 3(c) hereof does not occur because all or substantially all of the financing needed to complete the Ethanol Refinery is being provided without the necessity of such Public Offering. The foregoing notwithstanding, the following shall not constitute an Accelerating Event: (i) any transaction whose primary purpose is to change the state of Liberty’s organization so long as the resulting company is obligated to perform Liberty’s obligations under this Agreement, and (ii) any transaction whose primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held Liberty’s securities immediately before such transaction, so long as the holding company and Liberty are jointly and severally liable for Liberty’s obligations under this Agreement.

k.	“Liberty Affiliate” means any present or former officer, director, manager, shareholder, member, partner, affiliate, subsidiary, or agent of Liberty.

l.	“REC Affiliate” means any present or former officer, director, manager, shareholder, member, partner, affiliate, subsidiary, or agent of REC.

m.	“Party” or “Parties” means each of the REC Parties and REC Affiliates, and Liberty and each of Liberty’s Affiliates.

n.	“2/10 Document” means that certain document, so defined and attached as Exhibit 1 to the Complaint filed by Liberty in the Lawsuit.

o.	“Complaint” means the Complaint filed by Liberty in the Lawsuit.

p.	“Points of Agreement” means the two page document signed by the Parties’ counsel on June 9, 2006 at the conclusion of the facilitative mediation session.

2. Conveyance to Liberty and Termination of Agreements. The REC Parties and each of them convey to Liberty any and all rights, title, and/or other ownership interest in and to Liberty, including without limitation, any rights in and to the Ethanol Refinery, which any of them has, had or has ever had, if any. In so conveying, each of the REC Parties represents that they have not transferred or pledged any such interest to any other person, such that the transfer herein is made free and clear of any liens, claims, or encumbrances of any person. Further, any and all agreements, undertakings, understandings, agreements, duties, contracts, and/or commitments, related to the Ethanol Refinery and/or related to any of the REC Parties’ and REC Affiliates’ actual or claimed ownership, development, management or other claimed rights and obligations regarding Liberty, between on the one hand, Liberty and any Liberty Affiliates, and on the other hand, the REC Parties and any REC Affiliates, is hereby cancelled, terminated and rescinded for all purposes including without limitation, the 2/10 Document and those certain Nondisclosure and Noncompete Agreements executed by any of the REC Affiliates, examples of which are attached as exhibits to the Complaint.

3. Payment to REC Parties. Liberty will pay to the REC Parties the following sums at the indicated times. All funds shall be paid by check, made payable to REC, as Trustee for the REC Parties, and REC shall be solely responsible for delivery of funds to any of the REC Parties as their interests shall appear. Liberty has no responsibility for the further division of payments as among the REC Parties.

a.	“Initial Payment.” Liberty shall pay $20,000 within 7 days of Board Approval.

b.	“Second Payment.”: Liberty currently intends to conduct a private offering or offerings and sale of its equity securities principally to current investors, but also to other investors (herein collectively called the “Second Offering”). Liberty shall pay to REC, as Trustee, ten percent (10%) of the gross cash proceeds received by Liberty in the Second Offering, up to a maximum amount of $150,000. One Hundred Twenty-five Thousand ($125,000) of this amount shall be paid to the REC Parties by check made payable to REC and delivered to RFC’s attorneys, Fraser Trebilcock Davis & Dunlap, P.C., Attention: Michael E. Cavanaugh, and Twenty-Five Thousand ($25,000) of this amount shall be paid to Cyndi Brearley in a check made payable to her and delivered to her attorneys, Fraser Trebilcock Davis & Dunlap, P.C., Attention: Michael E. Cavanaugh. In the event partial payments are made, then as between Cyndi Brearley and the REC parties, payments shall be made pari passu in the same percentages. Such money shall be payable only when, as and if Liberty closes the Second Offering. Counsel for Liberty shall keep counsel for REC Parties reasonably informed of the commencement of the Second Offering and its anticipated closing, including updates if events materially alter anticipated timetables previously given.

c.	“Third Payment.” Liberty currently intends, following the closing of the Second Offering, to conduct a public offering or offerings and sale of its equity securities and otherwise arrange a debt and/or equity package, which raises the money necessary to build the Ethanol Refinery (herein collectively called the “Public Offering”). Liberty shall pay to REC, as Trustee, ten percent (10%) of the gross cash proceeds received by Liberty in the Public Offering, up to a maximum amount of $350,000 plus the amount by which the aggregate amount paid by Liberty to the REC Parties under paragraph 3(b) above was less than $150,000. Such money shall be payable only when, as, and if Liberty closes the Public Offering. Counsel for Liberty shall keep counsel for REC Parties reasonably informed of the commencement of the Public Offering and its anticipated closing, including updates if events materially alter anticipated timetables previously given.

d.	Accelerating Event. In the event of the occurrence of an Accelerating Event, then all payments called for in Paragraph 3 (“Payments to REC Parties”) are due and payable at the start of substantial construction of the Ethanol Refinery, whether or not new cash equity ever came into Liberty.

e.	The maximum amount payable to the REC Parties under this Agreement is $520,000.

4.	Releases.

a.	Liberty Release. Liberty and each of the undersigned Liberty Directors and Liberty Members (investors) do hereby release and discharge the REC Parties and their officers, employees, agents and directors (the “REC Released Parties”), from any claim or cause of action which any of them may have against any of the REC Released Parties, arising out of or connected with the formation and operation of Liberty, or arising out of or connected with the Ethanol Refinery project, or arising out of or connected with any of the REC Parties’ and REC Affiliates’ actual or claimed ownership, development, management or other claimed rights and obligations regarding Liberty, directly or indirectly, between on the one hand, Liberty and any Liberty Affiliates, and on the other hand, the REC Parties and any REC Affiliates, (including without limitation, any arising out of or connected with the 2/10 Document) whether known or unknown, fixed or contingent, arising in contract, tort (including without limitation, any claims for breach of fiduciary duty, tortious interference, conversion, and conspiracy), statute, rule or common law, and including without limitation any and all claims which were asserted or could have been asserted in the Lawsuit. Without limiting the generality of the foregoing, Liberty and each of the undersigned Liberty Directors and Liberty Members (investors) do hereby release the REC Released Parties from any responsibility and/or liability for any real or claimed breach of the 2/10 Document, and from any responsibility, liability or right to future performance with respect to such instrument. Upon effectiveness of this Agreement, Liberty shall dismiss the Lawsuit. The dismissal of the Lawsuit will be stipulated by Liberty and the Defendants in the Lawsuit, will be with prejudice, and will be without award of costs or attorney’s fees to any Party. This final and executed Settlement Agreement will be attached to the Parties’ stipulation.

b.	REC Release. Each of the REC Parties does hereby release and discharge Liberty, and its officers, employees, agents, and directors and each of the undersigned Liberty Directors and Liberty Members (investors) (the “Liberty Released Parties”), from any claim or cause of action which any of them may have against any of the Liberty Released Parties, arising out of or connected with the formation and operation of Liberty, or arising out of or connected with the Ethanol Refinery project, or arising out of or connected with any of the REC Parties’ and REC Affiliates’ actual or claimed ownership, development, management or other claimed rights and obligations regarding Liberty, directly or indirectly, between on the one hand, Liberty and any Liberty Affiliates, and on the other hand, the REC Parties and any REC Affiliates, (including without limitation, any arising out of or connected with the 2/10 Document) whether known or unknown, fixed or contingent, arising in contract, tort (including without limitation, any claims for breach of fiduciary duty, tortious interference, conversion, and conspiracy), statute, rule or common law, and including without limitation any and all claims which were asserted or could have been asserted in the Lawsuit. Without limiting the generality of the foregoing, the REC Parties and each of them, do hereby release Liberty Released Parties from any responsibility and/or liability for any real or claimed breach of the 2/10 Document, and from any responsibility, liability, or right to future performance with respect to such instrument.

c.	Release of and by Former Liberty Members. Releases of the REC Released Parties will be sought from all former Liberty Directors and Liberty Members (investors), and best efforts will be made by Liberty to secure those releases. Any former Liberty member and/or director who executes and delivers a counterpart of this Agreement is herein called a “Released Former Liberty Member.” Each of the REC Parties does hereby release and discharge each Released Former Liberty Member from any claim or cause of action which any of them may have against such Released Former Liberty Member, arising out of or connected with the formation and operation of Liberty or arising out of or connected with the Ethanol Refinery project, or arising out of or connected with any of the REC Parties’ and REC Affiliates’ actual or claimed ownership, development, management or other claimed rights and obligations regarding Liberty, directly or indirectly, between on the one hand, Liberty and any Liberty Affiliates, and on the other hand, the REC Parties and any REC Affiliates, (including without limitation, any arising out of or connected with the 2/10 Document) whether known or unknown, fixed or contingent, in contract, tort (including without limitation, any claims for breach of fiduciary duty, tortious interference, conversion, and conspiracy), statute, rule or common law, and including without limitation any and all claims which were asserted or could have been asserted in the Lawsuit; provided, however, that such release shall only become effective as to any particular Released Former Liberty Member when that Released Former Liberty Member delivers to the attorney for REC the signed release of the REC Released Parties; provided further that any former Liberty Director or Member who signs a counterpart of this Agreement, does so only for purposes of the release provisions hereof.

5. Letter to REC. Upon execution of this Agreement, Liberty shall execute and deliver to REC the letter attached hereto as Exhibit A.

6. Confidentiality and Non-Competition. Simultaneous with the execution hereof, Liberty and the REC, Mark Bateman, Rick Chesak and Cyndi Brearley shall enter into a Limited Confidentiality and Limited Non-Compete Agreement, which shall be delivered simultaneously with the execution hereof.

7. Miscellaneous.

a.	Non-Disparagement. No Party or officer, director, member or manager of a Party, or other person signing this Settlement Agreement will make any statement to any other person that tends to disparage an opposing Party or to cast that person or entity in a negative light. The only statement that will be made regarding this litigation is that Liberty has repurchased any interests or rights that REC Parties may have had in Liberty, and that the Parties have resolved the case to their mutual satisfaction. Provided, however, that required disclosures to the Internal Revenue Service, Securities and Exchange Commission, any other governmental regulatory agency, and statements made in connection with accounting characterizations of these transactions, are not encompassed by the prohibition above. Further provided that the letter attached as Exhibit A to this Settlement Agreement, and referenced in Paragraph 5, (five) of this Agreement, also is not encompassed by the prohibition above.

b.	Advice of Counsel. By voluntarily executing this Settlement Agreement, the Parties confirm that they have been advised to, and have in fact, had this Settlement Agreement explained to them by counsel. Further, the Parties confirm that, in executing this Settlement Agreement, the Parties are relying upon their own judgment and the advice of their attorneys, not on any recommendations, or statements, by any other Party or any other Party’s counsel.

c.	Entire Agreement. This Settlement Agreement is intended to complete the settlement outlined in that certain two-page document entitled “Points of Agreement” and signed by the Parties’ counsel on June 9, 2006. This Agreement and the Points of Agreement embody the entire agreement and understanding between the Parties with respect to the subject matter hereof, except for the REC Parties’ obligations set forth in that certain Limited Confidentiality and Limited Non-Compete Agreement, executed and delivered of even date herewith. This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing signed by the Party against which enforcement of such change, waiver, discharge, or termination is sought.

d.	Counterpart Execution. This Agreement may be executed by any Party in counterparts, each of which shall be deemed an original and all of which, when combined, shall constitute 1 (one) instrument. This Agreement may also be executed by facsimile signature. This Agreement shall not be enforceable against any Party, however, until all signatures of the persons set forth below have been affixed.

e.	Continuing Validity. Should any non-material part, term, or provision of this Settlement Agreement be declared or be determined by any court, agency or the arbitrator to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Settlement Agreement but rather such provision shall be reformed by the court, agency or arbitrator to effectuate the original intent of the Parties to the maximum degree possible.

f.	Tax Consequences. REC Parties acknowledge and agree that Liberty, Liberty Affiliates, Liberty’s members, and Liberty’s counsel have not made any representations regarding the tax consequences of any amounts received by REC Parties pursuant to this Settlement Agreement. REC Parties agree to pay federal and state taxes, if any, that are required by law to be paid by them with respect to this Settlement Agreement.

g.	Arbitration. The Parties WAIVE ANY RIGHT TO TRIAL BY JURY or to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise, between the Parties arising out of this Settlement Agreement, or any other instrument, document, or agreement, executed or delivered in connection with this Settlement Agreement or the transactions related hereto. The Parties further agree that this Arbitration provision shall be governed by the Federal Arbitration Act. Should any dispute arise, then the Parties agree to arbitrate any dispute arising out of or related to this Settlement Agreement. In the event arbitration is necessary, the Parties agree that the dispute will be resolved by Jon Muth, acting as the sole arbitrator. The Parties further agree that Jon Muth’s arbitration award will be final, binding and conclusion. The Parties further agree to split Jon Muth’s fees for arbitration 50/50. The Parties further agree that a claim for arbitration shall be made by written notice to Jon Muth and the other Parties, which shall initiate the arbitration proceeding. The Parties further agree that the final arbitration hearing shall take place within sixty (60) days of the date the arbitration claim is submitted, and an arbitration award shall be rendered by Jon Muth within thirty (30) days thereafter and that a judgment may be entered on the award by a court of competent jurisdiction. In the event that Jon Muth is unable or unwilling to so serve, the Parties rights to resort to courts of law shall be re-instated.

h.	All Members and Directors. Liberty represents and warrants to the REC Parties and REC Affiliates that the persons signing below as Members or Directors of Liberty constitute all of the current Members and Directors of Liberty giving effect to the resignations previously tendered.

REC PARTIES

/s/ Mark Bateman 6/24/06
Mark Bateman	Dated

/s/ Tari Bateman 6/24/06
Tari Bateman	Dated

/s/ Rick Chesak 6/24/06
Rick Chesak	Dated

/s/ Suzanne Chesak 6/24/06
Suzanne Chesak	Dated

/s/ Cyndi Brearley 6/23/06
Cyndi Brearley	Dated

RENEWABLE ENERGY CONSULTANTS, L.L.C.
By:	/s/ Mark Bateman
Its:	President
Dated:	6/24/06

LIBERTY

LIBERTY RENEWABLE FUELS, LLC

By:	/s/ David Skjaerlund
Its:	President
Dated:	6/23/06

LIBERTY DIRECTORS

/s/ John Blank 6/24/06
John Blank	Dated

/s/ Todd Brink 6/23/06
Todd Brink	Dated

/s/ Ron Brown 6/23/06
Ron Brown	Dated

/s/ Scott Crumbaugh 6/23/06
Scott Crumbaugh	Dated

/s/ Scott Everett 6/23/06
Scott Everett	Dated

/s/ Ken Fowler 6/26/06
Ken Fowler	Dated

/s/ Don Haske 6/23/06
Don Haske	Dated

/s/ Sam Hawkins 6/23/06
Sam Hawkins	Dated

/s/ Denny Heffron 6/23/06
Denny Heffron	Dated

/s/ Keith Kirkdorfer 6/24/06
Keith Kirkdorfer	Dated

/s/ Wilson Lauer 6/23/06
Wilson Lauer	Dated

/s/ Leo Lawson 6/23/06
Leo Lawson	Dated

/s/ Chad Sowerby 6/23/06
Chad Sowerby	Dated

/s/ Nick Totzke 6/23/06
Nick Totzke	Dated

/s/ Ben Yantis 6/23/06
Ben Yantis	Dated

LIBERTY DIRECTORS AND MEMBERS

/s/ Ron Blazer 6/23/06
Ron Blazer	Dated

/s/ Cullen DuBose 6/26/06
Cullen DuBose	Dated

/s/ Matt Dutcher 6/23/06
Matt Dutcher	Dated

/s/ Paul Early 6/23/06
Paul Early	Dated

/s/ Kathy Fiscus 6/23/06
Kathy Fiscus	Dated

/s/ Darryl Fowler 6/23/06
Darryl Fowler	Dated

/s/ Jim Guse 6/23/06
Jim Guse	Dated

/s/ Robert Kennedy 6/23/06
Robert Kennedy	Dated

/s/ Norman Mihills 6/23/06
Norman Mihills	Dated

/s/ Don Miller 6/23/06
Don Miller	Dated

/s/ Dennis Muchmore 6/23/06
Dennis Muchmore	Dated

/s/ Gail Peterson 6/23/06
Gail Peterson	Dated

/s/ Tom Pumford 6/23/06
Tom Pumford	Dated

/s/ David Skjaerlund 6/23/06
David Skjaerlund	Dated

/s/ Clifford Vennix 6/23/06
Clifford Vennix	Dated

LIBERTY MEMBERS		GLOBAL ENERGY IMPACT, LLC

/s/ Ron Fiscus 6/23/06		By:	/s/ /Samuel Hawkins
Ron Fiscus	Dated
		Its:	Manager

ALLEGAN COUNTY RENEWABLE ENERGY, LLC		Dated:	6/24/06
By:	/s/ Todd A. Brink
KIRKDORFER FARMS
Its:	Member
		By:	/s/ Keith D. Kirkdorfer
Dated:	6/23/06
		Its:	Owner

ALLEGAN COUNTY RENEWABLE ENERGY, II LLC		Dated:	6/24/06

LAUER FARMS, LLC
By:	/s/ John Blank
		By:	/s/ Wilson Lauer
Its:	Member
		Its:	Member
Dated:	6/24/06
		Dated:	6/23/06
PRO-FARMER FINANCIAL GROUP, LLC
VICTORY & SONS, LLC
By:	/s/ Scott Everett
		By:	/s/ Leo Lawson
Its:	Member
		Its:	Managing Member/President
Dated:	6/23/06
		Dated:	6/23/06
KCF INVESTMENTS, LLC.
SOWERBY FARMS
By:	/s/ Ken Fowler
		By:	/s/ Chad Sowerby
Its:	Member
		Its:	Member
Dated:	6/26/06
		Dated:	6/23/06

LIBERTY MEMBERS (Con’t)		APPLE INVESTMENT, LLC

ADVANCED BIO-ENERGY, LLC		By:	/s/ Scott Crumbaugh

By:	/s/ Revis L. Stephenson III	Its:	Member

Its:	Chairman	Dated:	6/23/06

Dated:	6/24/06

HEFFRON FARMS

TOTZKE FARMS		By:	/s/ Dennis Heffron

By:	/s/ Nick Totzke	Its:	Member

Its:	Partner	Dated:	6/23/06

Dated:	6/23/06

FUTURE FUELS, LLC

By:	/S/ Donald Haske

Its:	Member

Dated:	6/23/06

YANTIS FAMILY INVESTMENTS, LLC

By:	/s/ Ben Yantis

Its:	Member

Dated:	6/23/06

ENERGY SERVICE, LLC

By:	/s/ R.J. Brown

Its:	Member

Dated:	6/23/06

FORMER MEMBERS

/s/ Troy Prescott 6/23/06
Troy Prescott	Dated

/s/ Tom Breakey 6/23/06
Tom Breakey	Dated

ERGON CAPITAL, LP

By:	/s/ Jason S. Atkins

Its:	General Partner

Dated:	6/26/06

EXHIBIT A

June 23, 2006

Mr. Mark Bateman

Renewable Energy Consultants, LLC

P.O. Box 468

Kewanna, IN 46939

Mr. Richard Chesak

Renewable Energy Consultants, LLC

P.O. Box 468

Kewanna, IN 46939

Re: Letter of Appreciation

Dear Mark and Rick:

Oh behalf of the Board of Directors of Liberty Renewable Fuels, LLC, including myself, we would like to express our appreciation for the work you have done to help Liberty on its path of developing an ethanol production facility in Michigan.

Since the initial meetings in which you were a part and the completion of the PRX feasibility study which was also ordered by REC, the project has become a feasible business opportunity. We also greatly appreciate all the efforts of Cyndi during all the board meetings. Through your efforts, and the subsequent efforts of the Board of Directors of Liberty, the dream of constructing an ethanol production facility is on its way of becoming a reality.

It is perhaps natural for differences to arise as a project of this scope progresses. As those differences surfaced, REC and Liberty made good faith efforts to resolve those differences. The Board and I are very pleased that we were able to reach an amicable agreement with you to fully resolve those differences.

In conclusion, your past efforts on behalf of Liberty are greatly appreciated. We wish you every success in your future business endeavors.

Sincerely,

David Skjaerlund
President